Exhibit 99.1

NEGOTIABLE PROMISSORY NOTE

$125,000.00	January 3, 2022

FOR VALUE RECEIVED, Acura Pharmaceuticals, Inc., a New York corporation having its principal place of business at 616 N. North Court, Suite 120, Palatine, IL 60067, as maker (the “Maker”), hereby unconditionally promises to pay to the order of John Schutte, having an office at c/o MainPointe Pharmaceuticals, LLC, 2604 River Green Circle, Louisville, KY 40206, or his assigns (the “Noteholder”), the principal sum of ONE HUNDRED TWENTY FIVE THOUSAND and 00/100 DOLLARS ($125,000.00) in lawful money of the United States of America, together with interest thereon at the rate per annum of 5.25%.

Maker agrees to pay the principal sum of this Note and interest on the unpaid principal sum of this Note on December 31, 2023. All interest shall accrue and not be required to be paid until December 31, 2023. All computations of interest shall be made on the basis of 365 or 366 days, as the case may be, and the actual number of days elapsed.

All payments made hereunder shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under the Note.

If any amount payable hereunder is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration, or otherwise, including upon an Event of Default, such overdue amount shall bear interest at the rate per annum of 7.5% from the date of such non-payment until such amount is paid in full.

This Note shall without notice become immediately due and payable at the option of Noteholder if any payment required in this Note is not paid on or prior to the date when due.

Notwithstanding anything to the contrary contained herein, all agreements and communications between Maker and Noteholder are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Noteholder shall never exceed the maximum legal rate of interest permitted by law. If through any contingency or event, Noteholder receives or is deemed to receive interest in excess of such maximum legal rate, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Maker to Noteholder, or if there is no such indebtedness, shall immediately be returned to Maker.

The occurrence of any of the following shall constitute an “Event of Default” hereunder:

(a)	The Maker fails to pay any principal or interest or any other amount payable hereunder when due and such failure continues for 5 days;

(b)	The Maker fails to pay when due any of its indebtedness for borrowed money (other than indebtedness under this Note) in a principal amount exceeding $100,000, or any interest or premium thereon, when due and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness;

(c)	The Maker commences any voluntary case, proceeding, or other action (i) under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or the Maker makes a general assignment for the benefit of its creditors;

(d)	There is commenced against the Maker any involuntary case, proceeding, or other action of a nature referred to in (c) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, or unbonded for a period of 30 days;

(e)	There is commenced against the Maker any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof;

(f)	The Maker takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in (c), (d) or (e) above;

(g)	The Maker is generally not, or is unable to, or admits in writing its inability to, pay its debts as they become due; or

(h)	A final non-appealable judgment or decree for money in excess of $100,000 (to the extent not paid or covered by insurance) is entered against the Maker and such judgment or decree has not been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof.

Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may at its option, by written notice to the Maker (a) declare the entire principal amount of this Note, together with all accrued interest thereon and all other amounts payable under this Note, immediately due and payable and/or (b) exercise any or all of its rights, powers, or remedies under applicable law; provided, however that, if an Event of Default described in any of (c) through (g) above shall occur, the principal of and accrued interest on this Note shall become immediately due and payable without any notice, declaration, or other act on the part of the Noteholder.

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Noteholder, but only by an agreement in writing signed by both Noteholder and Maker.

This Note shall be governed by the laws of the State of New York.

THE MAKER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

This Note may be assigned, transferred, or negotiated by the Noteholder to any individual or entity, at any time, without notice to or the consent of the Maker. Maker shall not have the right to assign, delegate or transfer its rights or obligations under this Note without the prior written consent of Noteholder, and any attempted assignment, delegation or transfer without such consent shall be null and void.

The Maker hereby waives presentment, demand for payment, protest, notice of dishonor, notice of protest or nonpayment, notice of acceleration of maturity, and diligence in connection with the enforcement of this Note or the taking of any action to collect sums owing hereunder.

The Maker shall reimburse the Noteholder on demand for all reasonable out-of-pocket costs, expenses, and fees (including reasonable expenses and fees of its counsel) incurred by the Noteholder in connection with the transactions contemplated hereby, including the negotiation, documentation, and execution of this Note and the enforcement of the Noteholder's rights hereunder.

No failure to exercise and no delay in exercising, on the part of the Noteholder, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

[SIGNATURE APPEARS ON NEXT PAGE]

IN WITNESS WHEREOF, Maker has duly executed this Note as of the day and year first above written.

MAKER:

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter A. Clemens
Peter A. Clemens
Its:	Senior Vice President & Chief Financial Officer